EXHIBIT 4.21

Deed of settlement and release – Mr Christopher D Lewis

The deed of settlement and release of Mr Christopher D Lewis is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005